Exhibit A:
Needham Aggressive Growth Fund
Rule 10F-3

Issuer
MEMC Electronic Materials, Inc.

Type of security
Common

IPO or Secondary
Secondary

SEC Registered
Yes

Total Offering
57,000,000

Date of Purchase
2/16/05

Number of Shares Purchased
4,150

Date of Public Offer
2/16/05

Fund Price Paid
11.50

Public Offering Price
11.50

Firm Commitment Underwriting?
Yes

Underwriting Gross Spread as % of Proceeds
0.24%

Consistent with Average Industry % of Gross Spread
Yes

Company Operational for 3 Years?
Yes

Less than 3% of Fund Assets used for Purchase?
Yes

Fund's Purchase Represents less than 25% of the Offering?
Yes

Name of Underwriter(s) Purchased From
Lehman Brothers

Needham & Company, Inc. or Co-Mgr?
Yes

Needham Aggressive Growth Fund
Rule 10F-3

Issuer
Micrus Endovascular Corp.

Type of security
Common

IPO or Secondary
IPO

SEC Registered
Yes

Total Offering
3,250,000

Date of Purchase
6/16/05

Number of Shares Purchased
5,000

Date of Public Offer
6/16/05

Fund Price Paid
11.00

Public Offering Price
11.00

Firm Commitment Underwriting?
Yes

Underwriting Gross Spread as % of Proceeds
2.33%

Consistent with Average Industry % of Gross Spread
Yes

Company Operational for 3 Years?
Yes

Less than 3% of Fund Assets used for Purchase?
Yes

Fund's Purchase Represents less than 25% of the Offering?
Yes

Name of Underwriter(s) Purchased From
A..G. Edwards

Needham & Company, Inc. or Co-Mgr?
Yes